UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): November 5, 2007

                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


     648 Finch Avenue East, Suite 2, Toronto, Ontario M2K 2E6, Canada
                  (Address of principal executive offices)

                              (416) 226-4348
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Departure of Director. On November 5,2007. At a properly convened meeting of our board members held at our head office in Toronto, our board members resolved and duly seconded to remove Hoi Ming Chan as a director of Empire Global Corp., (the "Registrant", the "Company").

Also, Ken Chu resigned as our Chairman of the Board, however, Mr. Chu will remain as a Director and Chief Executive Officer of Empire Global Corp.

New Director. Contemporaneously on November 5, 2007 our board members resolved to appoint Yuan Zhang Zhao to serve as a Director and the Chairman of the Board, filling the vacancies left by the departure of Hoi Ming Chan and the resignation of Ken Chu as Chairman.

Also, on November 5, 2007 our board members resolved to appoint I. Ching Li to serve as a Director of the Company filling a vacancy on our board.

In accordance with the bylaws of the Company and Section 141 (k) of the General Corporation Law of the State of Delaware a written consent of shareholders representing 50% or more of issued and outstanding common shares of the Company was obtained to approve the removal of Hoi Ming Chan and the election of Mr. Zhau and Mr. Li as directors.

Yuanzhang Zhao is 46 years old and is our and Chairman of the Board. Mr. Zhau is a graduate of law in China with over 10 years of professional experience focusing on China commercial law and real estate investments and development, and has successfully established and organized business ventures throughout mainland China.

Mr. Zhao is a director of Jiangshanzhengtai (Beijing) Real Estate Development Company Ltd. which he founded in 2006 and previously was a director of Jian Mi Yuan (Beijing) Technology Center, a director of Wu Fan Trading Company and a Technical Instructor at Ha Lu Kong Agricultural Polytechnic.


Mr. Zhau's experience and familiarity with the laws and procedures of developing commercial assets and real estate projects acquired from Excel Empire Limited will be a benefit to the success of the Company's goals and objectives in China.

Mr. Zhau does not hold any other directorships in reporting companies and does not have any family relationships among other current or nominated directors or executive officers.

Mr. Zhau does not have any material interest in any current or future deal.

I. Ching Li is 45 years old and is one of Empire Global Corp's Directors. Mr. Li is a resident of Hong Kong and is currently in an executive position with a Hong Kong educational institution which he has maintained for approximately 5 years. Previously, Mr Li spent 10 years involved in real estate and development in China. Mr. Li's experience and familiarity with the procedures of developing commercial assets and real estate projects will be a benefit to the Company's future business expansion objectives in China.

Mr. Li does not hold any other directorships in reporting companies and does not have any family relationships among other current or nominated directors or executive officers.

Mr. Li does not have any material interest in any current or future deal.

ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

On November 5, 2007, at a board meeting held at our head office in Toronto, our board members resolved and duly seconded to authorize the issuance of 3,378,900 restricted shares with a total value of $405,468 to independent contractors in exchange for cancellation of debt owed respectively to each contractor for services rendered to the Company for the period covering July 2006 through September 2007. The shares were priced at $0.1275 per share or 85% of the average closing bid price of the common shares of the Empire Global Corp. over a period of 60 days preceding the final day of the billing period.

The shares issued are exempt from the registration requirements of the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act. Each of the certificates representing shares of the Company's common stock issued contain restrictive legends preventing the sale, transfer or other disposition of such shares, unless registered under the Securities Act.

The following is a list of contractors and compensation received in regards to the services rendered.

Contractor                            Common Stock Received
--------------------                  ---------------------
Billion Charm Group                               1,431,400
Angela S. Chu, CGA                                  300,400
Gold Street Capital Corp.                         1,176,500
Kam Wong                                            470,600
                                      ---------------------
                                                  3,378,900


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  NOVEMBER 7, 2007.                 EMPIRE GLOBAL CORP.


                                     Per: /s/ KEN CHU
                                         ------------------------------
                                          KEN CHU
                                          Chief Executive Officer